UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/28/2007

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.05.    Costs Associated with Exit or Disposal Activities

On March 28, 2007, Trimeris, Inc. (the "Company") implemented a reduction in force to better align its workforce with its current needs in light of a recently completed Company reorganization. This reorganization resulted in the transfer of a number of the Company's responsibilites with respect to its FUZEON collaboration to the Company's collaborative partner, F. Hoffmann La-Roche, Ltd. The Company estimates that the reduction in force will be completed by April 15, 2007. The Company estimates that the total charge associated with this reduction in force will be approximately $1.1 million for one-time severance and termination benefits and costs, substantially all of which are expected to be cash charges.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: March 30, 2007	By:	/s/ Larry Hill, Jr.
Larry Hill, Jr.
President and Chief Operating Officer